                                                              EXECUTION ORIGINAL

                        MAMMASTATIN SUBLICENSE AGREEMENT

     This Mammastatin Sublicense Agreement (this "Agreement") is made as of November 30, 2001, by and between Biotherapies Incorporated, a Michigan corporation ("BIOTHERAPIES"), and Genesis BioVentures, Inc., a New York corporation ("GBI").

                              W I T N E S S E T H:

     WHEREAS, BIOTHERAPIES is the licensee under an exclusive, world-wide license agreement with The Regents of The University of Michigan, a constitutional corporation of the State of Michigan (hereafter "Michigan"), dated March 29, 1996 (the "Michigan License"), relating to: (i) the human mammary cell growth inhibitor protein known as Mammastatin (the "Protein"); and
(ii) the 3C6 and 7G6 monoclonal antibodies directed against the Protein, and making and using the same (the "Antibodies"); both as described in the Michigan License (Protein and Antibodies collectively, the "Michigan Technology") which is attached to this Agreement as EXHIBIT A; and

     WHEREAS, through its use and practice of the Michigan Technology, BIOTHERAPIES has developed a dot blot diagnostic assay related to the detection and measurement of the Protein in human blood samples which is more fully described in EXHIBIT B attached to this Agreement (the "Mammastatin Serum Assay");

     WHEREAS, GBI and BIOTHERAPIES were members of Biomedical Diagnostics, LLC (the "LLC") and BIOTHERAPIES has granted certain rights to the Michigan Technology and the Mammastatin Serum Assay to the LLC pursuant to the terms of an Amended and Restated Limited Liability Company Operating Agreement, dated as of November 4, 1998, and executed on August 6, 1999 (the "Operating Agreement"), which license is superceded by this Agreement;

     WHEREAS, pursuant to the terms of a Purchase Agreement dated even date herewith, GBI acquired all of BIOTHERAPIES' membership interest in the LLC (the "Purchase Agreement"); and

     WHEREAS, GBI desires to receive a sublicense to use the Protein and Antibodies in the practice of the Mammastatin Serum Assay and in the research and development of other diagnostic assays related to breast cancer, and to receive a license to make, use and sell the Mammastatin Serum Assay, and BIOTHERAPIES is willing to grant such sublicense and license under the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises and undertakings hereinafter set forth, the parties hereto agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

     As used herein, the following terms shall have the following meanings:

     1.1 "ADDITIONAL PRODUCTS" has the meaning set forth in Section 2.3 of this Agreement.

                                                              EXECUTION ORIGINAL

     1.2 "AFFILIATE" shall mean any individual, corporation, partnership, proprietorship or other entity controlled by, controlling, or under common control with a party through equity ownership, ability to elect directors, or by virtue of a majority of overlapping directors, and shall include any individual, corporation, partnership, proprietorship or other entity directly or indirectly owning, owned by or under common ownership with such party to the extent of fifty percent (50%) or more of the voting shares, including shares owned beneficially by such party. For purposes of this Agreement, GBI shall not be deemed to be an Affiliate of BIOTHERAPIES, and BIOTHERAPIES shall not be deemed to be an Affiliate of GBI.

     1.3 "ANTIBODIES" has the meaning set forth in the recitals of this Agreement.

     1.4 "GROSS SALES" shall mean the sum of all amounts received and all other consideration received (or, if in a form other than cash or cash equivalents, the fair market value of the consideration when received) by GBI or its Affiliates and sublicensees from persons or entities due to or by reason of the sale, distribution or use of Licensed Products, Licensed Technology, Additional Products and/or Improvements, including without limitation from the administration of diagnostic tests and the provision of related services.

     1.5 "IMPROVEMENTS" shall mean (i) any alteration, modification or enhancement to an invention which changes or improves the effectiveness, efficiency, performance or other attribute of, or related to, an invention, or any element thereof, and (ii) any new product or material which performs substantially the same function as the invention, but does so through a different method or process, regardless of whether the new product or material is independently patentable or was created based on the invention.

     1.6 "KNOW-HOW" means all technical information, experimental data and other expert knowledge possessed by BIOTHERAPIES regarding the formulation, manufacture and/or use of, or required to implement, the Protein, Antibodies and/or Mammastatin Serum Assay, to the extent BIOTHERAPIES has control or access as of the date of this Agreement.

     1.7 "LICENSED PRODUCTS" shall mean any article, composition, apparatus, substance, chemical, or any other material that utilizes the Licensed Technology.

     1.8 "LICENSED TECHNOLOGY" means the Michigan Technology, Mammastatin Serum Assay, Know How and/or any one or more of the Patents.

     1.9 "MAMMASTATIN SERUM ASSAY" has the meaning set forth in the recitals hereto.

     1.10 "MICHIGAN LICENSE" has the meaning set forth in the recitals hereto.

     1.11 "MICHIGAN TECHNOLOGY" has the meaning set forth in the recitals of this Agreement.

     1.12 "NET REVENUES" shall mean Net Sales less the four percent (4%) royalty paid to Michigan pursuant to the terms of Section 3.1(a).

                                                              EXECUTION ORIGINAL

     1.13 "NET SALES" shall mean Gross Sales, less

          (a) the following deductions and offsets, but only to the extent such sums were first included in the computation of Gross Sales, or are paid by GBI and not otherwise reimbursed: refunds, rebates, replacements or credits actually allowed and taken by purchasers for return of Licensed Products, the Licensed Technology or the Additional Products; customary trade, quantity and cash discounts actually allowed and taken;

          (b) the following items, but only to the extent such sums were actually paid by GBI, its Affiliates or sublicensees and not otherwise reimbursed: excise, value-added, and sales taxes actually paid by GBI, its Affiliates or sublicencees for Licensed Products or Licensed Technology; and shipping and handling charges actually paid by GBI, its Affiliates or sublicensees for Licensed Products or Licensed Technology.

     1.14 "OPERATING AGREEMENT" has the meaning set forth in the recitals hereto.

     1.15 "PATENTS" shall mean all patents and patent applications, as well as all foreign equivalent patent applications and Patent Cooperation Treaty filings, and all patents issuing therefrom, in which Michigan and/or BIOTHERAPIES has or acquires a property interest, (i) which cover an invention included in the Licensed Technology, and (ii) which BIOTHERAPIES has the right to sublicense and/or license.

     1.16 "P&O LICENSE" shall mean that certain exclusive license to prostate and ovarian technology by and between GBI and BIOTHERAPIES of even date herewith.

     1.17 "PROTEIN" has the meaning set forth in the recitals hereto.

     1.18 "PURCHASE AGREEMENT" has the meaning set forth in the recitals hereto.

     1.19 "ROYALTY QUARTER" shall mean the three-month periods ending on the last day of March, June, September and December of each year.

     1.20 "SUPPLY AGREEMENT" shall mean that certain supply agreement by and between GBI and BIOTHERAPIES of even date herewith.

     1.21 "TERM" shall have the meaning set forth in Section 13.6.

     1.22 "VALID CLAIM" shall mean any claim in an unexpired patent or pending in a patent application included within the Patents which has not been held unenforceable, unpatentable, or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not bee admitted to be invalid or unenforceable through the reissue or disclaimer. If in any country there should be two or more such decisions conflicting with respect to the validity of the same claim, the decision of the higher or highest tribunal shall thereafter control; however, should the tribunals be of equal rank, then the decision or decisions upholding the claim shall prevail when the conflicting decisions are equal in number, and the majority of decisions shall prevail when the conflicting decisions are unequal in number.

                                                              EXECUTION ORIGINAL

                                   ARTICLE II

                                     GRANTS

     2.1 EXCLUSIVE SUBLICENSE GRANT. BIOTHERAPIES grants, subject to the terms of this Agreement, to GBI a worldwide, perpetual and exclusive sublicense to make, use and sell the Protein and Antibodies solely for use with the Mammastatin Serum Assay.

     2.2 EXCLUSIVE LICENSE GRANT FOR MAMMASTATIN SERUM ASSAY. BIOTHERAPIES grants, subject to the terms of this Agreement, to GBI a worldwide, perpetual and exclusive license to make, have made, use and sell the Mammastatin Serum Assay and Improvements thereto.

     2.3 NON-EXCLUSIVE SUBLICENSE GRANT. BIOTHERAPIES grants, subject to the terms of this Agreement, to GBI a worldwide, perpetual and non-exclusive sublicense to make, use and create Improvements to Proteins and Antibodies solely in the research, development and sale of additional antibodies and/or diagnostic assays solely for the diagnosis of breast, prostate and/or ovarian cancers ("Additional Products").

     2.4 NON-EXCLUSIVE LICENSE GRANT. BIOTHERAPIES grants, subject to the terms of this Agreement, to GBI a worldwide, perpetual and non-exclusive license to make, have made, use and create Improvements to the Mammastatin Serum Assay and the Know-How solely in the research, development and sale of Additional Products.

     2.5 OPERATING AGREEMENT MAMMASTATIN LICENSE. The license granted by BIOTHERAPIES to the LLC for certain rights to the Michigan Technology and the Mammastatin Serum Assay under the Operating Agreement is hereby replaced in its entirety by the license granted under this Agreement, and all licenses granted by BIOTHERAPIES to the LLC under the Operating Agreement are hereby made void and are of no effect from and after the date of this Agreement. In its capacity as the sole member of the LLC, GBI hereby amends the Operating Agreement to give full effect to this Section 2.5.

     2.6  SUBLICENSES.

          (a) GBI shall have the exclusive right to grant sublicenses under the sublicense and licenses granted herein. GBI shall notify BIOTHERAPIES of every sublicense agreement and each amendment thereto within thirty (30) days after their execution and shall provide to BIOTHERAPIES a copy of each such agreement and amendment (subject to the redaction of confidential information of GBI or its sublicensees, which redaction shall not include financial terms, the name of the sublicensee, the territory of the sublicense or the scope of the sublicense).

          (b) Any sublicense granted by GBI shall provide for its termination upon termination of the Michigan License and/or this Agreement; PROVIDED, HOWEVER, that a sublicensee may, by written notice to BIOTHERAPIES within sixty
(60) days of the sublicensee's receipt of written notice of such termination, elect to continue the sublicense from Biotherapies. No such election will be valid unless (1) the sublicense conforms to the requirements of this Section 2, and (2) the sublicensee agrees in writing at the time of election to assume in respect to BIOTHERAPIES all of the obligations (including obligations for payment) contained in its sublicense agreement with GBI.

                                                              EXECUTION ORIGINAL

          (c) All sublicenses shall be consistent with the terms and conditions of this Agreement, and shall contain acknowledgements by the sublicensee of Michigan's and BIOTHERAPIES rights in the Michigan Technology, Mammastatin Serum Assay and Know How, and the disclaimer of warranty and limitation on Michigan's and BIOTHERAPIES' liability as provided in this Agreement. All sublicenses shall also contain provisions under which the sublicensee accepts duties to keep records; to avoid improper representations and responsibilities; to defend, hold harmless, and indemnify Michigan and BIOTHERAPIES consistent with the indemnification obligations of GBI hereunder; to control export; to restrict the use of Michigan's and BIOTHERAPIES' names; and to properly mark the Michigan Technology, Mammastatin Serum Assay and Know How with copyright and/or patent notices; which duties shall be at least equivalent to those set forth in this Agreement.

          (d) All sublicenses shall provide for each sublicensee to pay taxes due, if any, in the same manner as set forth in this Agreement, or shall provide that the sublicensee will be responsible for such taxes should the sublicense be assigned to BIOTHERAPIES.

          (e) All sublicenses shall provide the right for GBI to assign its rights under the sublicense to BIOTHERAPIES.

     2.7  COMMERCIALIZATION EFFORTS.

          (a) GBI shall have the responsibility to do all that is necessary after the date hereof for any governmental approvals to manufacture and/or sell the Licensed Products or the Licensed Technology, except as otherwise specifically provided herein with regard to the Patents. GBI agrees to use its best efforts to manufacture and sell the Licensed Products and the Licensed Technology, to obtain any government approvals necessary therefor, and to exploit, market and manufacture the Licensed Products in sufficient quantities to meet GBI's reasonably anticipated customer demand and to make the benefits of the Licensed Technology reasonably available to the public.

          (b) GBI agrees to manufacture or have manufactured substantially all of the Licensed Products in the United States.

          (c) Subject to the foregoing, GBI shall have the sole discretion for making all decisions as to how to develop, commercialize, market and sell the Licensed Products.

     2.8 PUBLICATIONS. BIOTHERAPIES shall not, and shall not permit its employees and investigators to, submit for publication, or publicly present, any information regarding the Licensed Technology, or the use thereof, unless such proposed publication or presentation has been reviewed by GBI to allow GBI to identify and protect its proprietary and confidential information. BIOTHERAPIES shall provide GBI a copy of such proposed publication or presentation thirty
(30) days prior to its submission for publication or it presentation. In the event GBI determines that a delay in publication or presentation is necessary for GBI to protect or perfect its proprietary rights, BIOTHERAPIES shall delay such publication or presentation for a period of up to three (3) months in order to allow such protection to be put in place.

                                                              EXECUTION ORIGINAL

     2.9 RESERVATION OF RIGHTS. All rights not expressly granted to GBI are reserved by BIOTHERAPIES and Michigan, and GBI may not use the Michigan Technology, the Mammastatin Serum Assay and/or the Know How except as expressly authorized herein. GBI acknowledges that Michigan and BIOTHERAPIES reserve the right to practice the Michigan Technology and Patents solely for research and education purposes, and that Michigan reserves the right to grant to the U.S. Government a nonexclusive, irrevocable, royalty-free license or licenses, with the right to sublicense, to all patent applications and resulting patents included in the Michigan Technology and the Patents, to the extent that such grant of license(s) is or may be required by research funding agreements between Michigan and the U.S. Government relating to the Michigan Technology or the Patents.

     2.10 PRODUCT MARKING. GBI shall mark, and require its Affiliates and sublicensees to mark the Licensed Products or the Licensed Technology with the appropriate patent and copyright notices as approved by Michigan and BIOTHERAPIES (when appropriate), such approval not to be unreasonably withheld.

     2.11 TRANSFER. Within fifteen (15) days of the date hereof, BIOTHERAPIES shall provide GBI with the information and materials in its possession listed in Exhibit C, relating to the Licensed Technology reasonably necessary or useful to enable GBI to develop, design, manufacture, have manufactured, use and sell the Licensed Technology in accordance with this Agreement. Thereafter, BIOTHERAPIES shall supply such assistance as is reasonably requested by GBI, subject to the parties' agreement regarding payment therefor; GBI shall not pay BIOTHERAPIES for remedial work relating to errors or omissions in the transfer of technology described herein.

                                  ARTICLE III

                      ROYALTY AND OTHER PAYMENT OBLIGATIONS

     3.1  ROYALTY.

          (a) During the Term, GBI shall pay Michigan, with respect to each Royalty Quarter, a royalty equal to four percent (4%) of Net Sales of GBI, its Affiliates and its sublicensees for all Licensed Technology and/or Improvements. Such payments shall be made in accordance with the terms of Section 6 of the Michigan License, with copies of all reports and checks to BIOTHERAPIES.

          (b) In addition to the royalties payable to Michigan pursuant to
Section 3.1(a) above, GBI shall pay to BIOTHERAPIES during the Term and subject to the terms and conditions of this Agreement, a royalty equal to the percentage set forth below of the Net Revenues of GBI, its Affiliates and its sublicensees during such calendar year. This royalty shall be calculated quarterly.

              CALENDAR YEAR - CUMULATIVE NET SALES              ROYALTY
              -------------------------------------             -------

              Up to $100 million                                10%
              $100 million to $300 million                      15%
              Greater than $300 million                         20%

                                                              EXECUTION ORIGINAL

          (c) The amount of the royalties payable to BIOTHERAPIES for each calendar year of the Term will in no event be less than eight percent (8%) of Gross Sales during a calendar year. If at the end of a calendar year, the amount of royalties payable to BIOTHERAPIES pursuant to Section 3.1(b) is less than eight percent (8%) of Gross Sales, GBI shall pay to BIOTHERAPIES the amount equal to eight percent (8%) of Gross Sales, minus the amount of total royalties already paid for such calendar year.

     3.2 MONTHLY MINIMUM ROYALTY. Commencing one (1) year from the date hereof, GBI shall make a non-refundable minimum royalty payment of Fifty Thousand Dollars ($50,000) per calendar month, which payment shall be due on the first business day of each month beginning on the thirteenth month after the Closing Date. Such minimum monthly payments shall be credited against the royalty payments set forth in Section 3.1 for the calendar year in which such payment is made in accordance with Article IV.

     3.3 PENALTY PAYMENT. In the event that GBI fails to make a scheduled royalty payment when due under this Section 3 and does not cure such default within sixty (60) days, GBI shall pay penalty interest at a rate equal to twenty percent (20%) per annum on any such past due royalty due to BIOTHERAPIES under
Section 3.1(b) (such interest to accrue and be payable without written notice of any kind to GBI). GBI shall pay interest to Michigan for any late payments in accordance with the terms of Section 6 of the Michigan License.

     3.4 CURRENCY OF PAYMENTS. All payments under this Agreement shall be made in U.S. Dollars by wire transfer to such bank account as BIOTHERAPIES may designate from time to time. Any payments due hereunder on Net Sales outside of the United States shall be payable in U.S. Dollars at the average of the rate of exchange of the currency of the country in which the Net Sales are made as reported in the New York edition of THE WALL STREET JOURNAL, for the last three
(3) business days of the quarter for which the royalties are payable. Notwithstanding the foregoing, all payments to Michigan made pursuant to Section
3.1 above shall be made in accordance with the terms of Section 6 of the Michigan License.

     3.5 TAX WITHHOLDING. If laws or regulations require the withholding of income taxes owed by BIOTHERAPIES on account of royalties accruing under this Agreement, such taxes shall be deducted on a country-by-country basis by GBI from such remittable royalty and will be paid by it to the proper taxing authority. Proof of payment shall be secured and sent to BIOTHERAPIES as evidence of such payment.

     3.6 OBLIGATION TO PAY ROYALTIES. The obligation to pay a royalty under this Section 3 is imposed only once with respect to the same unit of Licensed Products or Licensed Technology. However, for purposes of determination of payments due hereunder, whenever the term Licensed Products or Licensed Technology may apply to a property during various stages of manufacture, use or sale, Net Sales, as otherwise defined, shall be derived from the sale, distribution or use of such Licensed Products or Licensed Technology and/or Improvements by GBI, its Affiliates and/or sublicensees at the stage of its highest invoiced value to unrelated third parties.

                                                              EXECUTION ORIGINAL

                                   ARTICLE IV

                           RECORDS, REPORTS, PAYMENTS

     4.1 REPORTS AND PAYMENTS. Within thirty (30) days after the close of each Royalty Quarter during the term of this Agreement (including the close of any Royalty Quarter immediately following any termination of this Agreement), GBI shall report to BIOTHERAPIES all royalties accruing to BIOTHERAPIES during such Royalty Quarter. On or before February 15 of each calendar year, GBI shall submit a final report to BIOTHERAPIES detailing the royalties payable to BIOTHERAPIES for the prior year, and include therewith payment of all royalties owed to BIOTHERAPIES in accordance with Section 3.1(b) and 3.1(c), less the total of any monthly minimum royalty payments actually received by BIOTHERAPIES during the applicable calendar year in accordance with Section 3.2.

     4.2 INFORMATION. Each quarterly report, and the final report, shall indicate for each Royalty Quarter all Gross Sales during such Royalty Quarter, the Net Sales during the Royalty Quarter and the Net Revenue during the Royalty Quarter, and the amount of the corresponding royalty payments to be made, as well as the various calculations used to arrive at said amounts, including the quantity, description of item sold or services provided, country of manufacture and country of sale. In case no royalty has accrued for any Royalty Quarter, GBI shall so report.

     4.3 NOMENCLATURE. GBI covenants that it will promptly establish and consistently employ a system of specific nomenclature and type designations for the Licensed Products and Licensed Technology and/or Improvements so that various types can be identified and segregated, where necessary. GBI, its Affiliates and sublicensees shall consistently employ such system when rendering invoices thereon and henceforth agree to inform BIOTHERAPIES, or its auditors, when requested as to the details concerning such nomenclature system as well as to all additional thereto and changes therein.

     4.4 BOOKS AND RECORDS. GBI shall keep, and shall require its Affiliates and sublicensees to keep, true and accurate records and books of account containing data reasonably required for the computation and verification of payments to be made as provided by this Agreement, which records and books shall be open for inspection upon reasonable notice during business hours by either BIOTHERAPIES, Michigan and/or either's auditor(s) or an independent certified accountant selected by BIOTHERAPIES or Michigan, for the purpose of verifying the amount of payments due and payable. Said right of inspection will exist for six (6) years from the date of filing of the report for the Royalty Quarter to which such records and books of account relate in support thereof, and this requirement and right of inspection shall survive any termination of this Agreement. BIOTHERAPIES and/or Michigan shall be responsible for all expenses of such inspection, except that if such inspection reveals an underpayment of royalties to BIOTHERAPIES in excess of ten percent (10%), then said inspection shall be at GBI's expense and such underpayment shall become immediately due and payable to BIOTHERAPIES.

     4.5 CERTIFICATION. The reports provided for hereunder shall be certified by an authorized representative of GBI to be correct to the best of GBI's knowledge and information.

                                                              EXECUTION ORIGINAL

                                   ARTICLE V

                               PATENT PROSECUTION

     5.1 PATENT PROSECUTION. The prosecution, filing and maintenance of all Patents shall be the right and responsibility of BIOTHERAPIES, subject to the terms and provisions of Section 10 of the Michigan License. Payment of all fees and costs relating to the filing, prosecution, and maintenance, including re-examinations, interferences, and inter-parties proceedings of the Patents shall be the responsibility of BIOTHERAPIES.

     5.2 ABANDONMENT. In the event that, pursuant to the terms of Section 10.2 of the Michigan License, BIOTHERAPIES, and thereafter Michigan, determine to refrain from or to cease prosecuting or maintaining any of the Patents, BIOTHERAPIES will notify GBI and the parties will discuss the terms under which GBI shall receive the rights to prosecute and/or maintain such Patents; PROVIDED, HOWEVER, that the granting of such rights will be solely within the discretion of BIOTHERAPIES and Michigan.

                                   ARTICLE VI

                            INFRINGEMENT/ENFORCEMENT

     6.1 INFRINGEMENT BY THIRD PARTIES. If, during the Term, the Licensed Technology, or any item thereof, is or appears to be infringed by a third party, then the party having knowledge thereof shall notify the other party and the two parties shall consult to consider what, if any, action should be taken. GBI acknowledges and agrees that BIOTHERAPIES and Michigan shall have the first and second right to police the Licensed Technology against infringement by third parties pursuant to the terms of Section 11 of the Michigan License.

     6.2 GBI'S RIGHTS OF ENFORCEMENT. In the event that neither BIOTHERAPIES nor Michigan takes any action pursuant to Section 11 of the Michigan License within one hundred twenty (120) days of a written request by GBI to do, then GBI shall have the right to take such action at its expense and BIOTHERAPIES shall use reasonable efforts to cooperate in such action at GBI's expense. GBI shall have and retain control of such action, but may not settle any such action without the prior express written consent of BIOTHERAPIES and Michigan, which shall not be unreasonably withheld.

     6.3 EXPENSES AND AWARDS. If legal proceedings are commenced pursuant to Sections 6.1 or 6.2 above, all fees and costs incurred therein shall be borne by the prosecuting party(ies). Such parties shall be reimbursed for such costs and expenses from any damages and awards recovered. The remaining damages and awards shall be deemed Net Sales to GBI and shall be included in the royalty calculation under Section 3.1.

                                                              EXECUTION ORIGINAL

                                  ARTICLE VII

                                PRODUCT LIABILITY

     7.1  GBI INDEMNIFICATION.

          (a) GBI shall defend, indemnify and hold harmless and shall require its Affiliates and sublicensees to defend, indemnify and hold harmless BIOTHERAPIES, its Affiliates, Michigan, its fellows, officers, employees and agents, for and against any and all claims, demands, damages, losses, and expenses of any nature (including reasonable attorneys' fees and other litigation expenses), resulting directly or indirectly from, but not limited to, death, personal injury, illness, property damage, economic loss or products liability arising from or in connection with, any of the following:

              (i) any manufacture, use, sale or other disposition by GBI, its Affiliates and/or sublicensees or transferees of any Licensed Products or Licensed Technology and/or Improvements;

              (ii) the direct or indirect use by any person of Licensed Products or Licensed Technology and/or Improvements made, used, sold or otherwise distributed by GBI, its Affiliates or sublicensees;

              (iii) the use by GBI, its Affiliates or its sublicensees of any invention or computer software related to the Licensed Products, Licensed Technology, Improvements or Patents.

          (b) BIOTHERAPIES and/or Michigan shall be entitled to participate at its option and expense through counsel of its own selection, and may join in any legal actions related to any such claims, demands, damages, losses and expenses under Section 7.1(a) above.

     7.2  DISCLAIMERS. IN ADDITION TO THE DISCLAIMERS CONTAINED IN SECTION
11.4 BELOW, NEITHER MICHIGAN, BIOTHERAPIES, THEIR AFFILIATES, FELLOWS, DIRECTORS, OFFICERS, STAFF, EMPLOYEES OF ALL TYPES, NOR AGENTS, OF ANY AND ALL OF THOSE ENTITIES MAKE ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE LICENSED TECHNOLOGY AND THEY EXPRESSLY DISCLAIM ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER IMPLIED WARRANTIES WITH RESPECT TO THE VALIDITY, CAPABILITIES, SAFETY, UTILITY, OR COMMERCIAL APPLICATION OF THE LICENSED TECHNOLOGY.

     7.3  BIOTHERAPIES INDEMNIFICATION.

          (a) BIOTHERAPIES agrees to defend GBI and its Affiliates against any third party claims, demands or suits ("Claim") alleging that such parties' authorized use of the Licensed Technology, or any element thereof, infringes a third party's U.S. copyright, trade secret, patent or other intellectual property rights. BIOTHERAPIES shall indemnify and hold GBI and its Affiliates harmless from any and all damages, fines, penalties, costs, expenses and fees (including reasonable attorneys' fees) awarded or assessed against them as a result of such Claim, or reached through a negotiated settlement of the Claim.

                                                              EXECUTION ORIGINAL

          (b) This indemnification extends only to the Licensed Technology delivered by BIOTHERAPIES and does not extend (i) to any modifications or Improvements created by or at the direction of GBI and its Affiliates; or (ii) to any Claim arising out of the combination of the Licensed Technology and any other code, software, hardware or any other products, provided that such infringement would not have occurred but for such combination.

          (c) In order to receive the indemnification in this Section, the Claim must take place in the United States or in any country where BIOTHERAPIES is conducting business and in which BIOTHERAPIES has obtained an issued patent covering the Licensed Technology; GBI must promptly notify BIOTHERAPIES of the assertion of the Claim; allow BIOTHERAPIES to retain sole and exclusive control over the defense and/or settlement of the Claim; and cooperate with BIOTHERAPIES, at BIOTHERAPIES' expense, in the defense and/or settlement of the Claim.

          (d) This Section sets forth BIOTHERAPIES' sole and exclusive obligations, and GBI's sole and exclusive remedies, with respect to indemnification of GBI and any liability, under any other theory, arising out of a Claim described above.

                                  ARTICLE VIII

                                 EXPORT CONTROLS

     This Agreement shall be subject to all United States laws and regulations now or hereafter applicable to the subject matter of this Agreement. GBI shall comply, and shall require all of its Affiliates and sublicensees to comply, with all provisions of any applicable laws, regulations, rules and orders relating to the license herein granted and to the testing, production, transportation, export, packaging, labeling, sale or use of the Licensed Technology and/or Additional Products, or otherwise applicable to GBI's or its Affiliates' or sublicensees' activities hereunder. GBI shall obtain, and shall require its Affiliates and sublicensees to obtain, such written assurances regarding export and re-export of technical data (including products made by use of technical data) as may be required by the Office of Export Administration Regulations, and GBI hereby gives such written assurances as may be required under those regulations to BIOTHERAPIES.

                                   ARTICLE IX

                                NON-USE OF NAMES

     GBI agrees to refrain from using, and to require its Affiliates and sublicensees to refrain from using, the name of Michigan and/or BIOTHERAPIES in publicity or advertising without the prior written approval of Michigan and/or BIOTHERAPIES, as applicable. Reports in scientific literature and presentations of joint research and development work are not considered publicity. In addition, each party agrees that it shall not use the names of the other party or such other party's Affiliates or any of their employees, or any adaptation thereof, in any advertising, promotional or sales literature without written consent of such other party, except that GBI may state that it is licensed by BIOTHERAPIES under one or more Patents.

                                                              EXECUTION ORIGINAL

                                   ARTICLE X

                                   ASSIGNMENT

     Due to the unique relationship between the parties, this Agreement shall not be assignable by either party without the prior express written consent of the other party. Any attempt to assign this Agreement without such consent shall be void from the beginning. Neither party shall unreasonably withhold consent for the other party to assign this Agreement to a purchaser of all or substantially all of that party's assets or business. No assignment shall be effective unless and until the intended assignee agrees in writing to accept all of the terms and conditions of this Agreement. Further, GBI shall refrain from pledging any of the license rights granted in this Agreement as security for any creditor.

                                   ARTICLE XI

         REPRESENTATIONS, WARRANTIES AND RELATED COVENANTS; ADDITIONAL
                    DISCLAIMERS AND LIMITATIONS ON LIABILITY

     11.1 MAMMASTATIN LICENSE MILESTONES. BIOTHERAPIES warrants that all milestones set forth under Section 7.3 of the Michigan License have been met in regard to the diagnostic applications of the technology and that it will obtain agreement that such milestones have been met from the University of Michigan within sixty (60) days of the date hereof. Such agreement by Michigan shall be appended to this Agreement as EXHIBIT D.

     11.2 BIOTHERAPIES INTELLECTUAL PROPERTY.

     BIOTHERAPIES represents and warrants that as of the date of this Agreement:

          (a) it owns or has the exclusive license to the Licensed Technology free and clear of all liens or claims;

          (b) it has the rights to grant the licenses and sublicense hereunder;

          (c) no other sublicenses have been granted to the Licensed Technology under any Patent; and

          (d) to BIOTHERAPIES' actual knowledge, the Licensed Technology does not infringe on the intellectual property rights of any third party.

Additionally, BIOTHERAPIES covenants not to grant any other sublicense(s) and/or licenses under the Licensed Technology in violation of the sublicenses and licenses granted to GBI herein.

     11.3 MICHIGAN LICENSE. BIOTHERAPIES shall not terminate nor breach the Michigan License during the Term; PROVIDED, HOWEVER, that BIOTHERAPIES shall not be liable for any breach of an obligation of BIOTHERAPIES under the Michigan License that is to be performed by GBI pursuant to the terms hereof.

     11.4 BIOTHERAPIES DISCLAIMERS AND LIMITATIONS. Nothing in this Agreement shall be construed as:

                                                              EXECUTION ORIGINAL

          (a) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties (except as provided in Section 11.2 above);

          (b) an obligation to bring or prosecute actions or suits against third parties for patent infringement (except as provided in Section 6.1 above); or

          (c) conferring by implication, estoppel or otherwise any license or rights under any patents of BIOTHERAPIES other than Patents as defined herein, regardless of whether such patents are dominant or subordinate to the Patents.

          (d) EXCEPT AS OTHERWISE PROVIDED HEREIN, THE LICENSED TECHNOLOGY IS LICENSED UNDER THIS AGREEMENT "AS IS" WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BIOTHERAPIES DOES NOT WARRANT THE PERFORMANCE, COMPLETENESS OR ACCURACY OF THE LICENSED TECHNOLOGY, OR ANY RESULTS OR SUCCESS TO BE ACHIEVED THROUGH THE MANUFACTURE, SALE, DISTRIBUTION OR USE OF THE LICENSED TECHNOLOGY. BIOTHERAPIES DISCLAIMS, AND GBI EXPRESSLY WAIVES, ALL WARRANTIES, WHETHER EXPRESS, IMPLIED AND/OR STATUTORY, INCLUDING, WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     11.5 MICHIGAN DISCLAIMERS AND LIMITATIONS.

          (a) Michigan, including its fellows, officers, employees and agents, makes no representations or warranties that any Patents is or will be held valid, or that the manufacture, use, sale or other distribution of the Michigan Technology and/or Improvements will not infringe upon any patent or other rights not vested in Michigan.

          (b) Michigan, including its fellows, officers, employees and agents, makes no representations, extends no warranties of any kind, either express or implied, including but not limited to the implied warranties of merchantability or fitness for a particular purpose, and assumes no responsibilities whatever with respect to design, development, manufacture, use, sale or other disposition by BIOTHERAPIES, GBI and their Affiliates and/or sublicensees of Michigan Technology and/or Improvements.

          (c) The entire risk as to performance of the Michigan Technology is assumed by BIOTHERAPIES, GBI and their Affiliates and/or sublicensees. In no event shall Michigan, including its fellows, officers, employees and agents, be responsible or liable for any direct, indirect, special, incidental, or consequential damages, or lost profits or other economic loss or damage, to BIOTHERAPIES, GBI, and/or their Affiliates and/or sublicensees or any other individual or entity regardless of legal theory. The above limitations on liability apply even through Michigan, its fellows, officers, employees or agents may have been advised of the possibility of such damage.

          (d) GBI shall not, and shall require that its Affiliates and sublicensees do not, make any statements, representations or warranties or accept any liabilities or responsibilities whatsoever to or with regard to any person or entity which are inconsistent with any disclaimer or limitation included in this Section 11.5.

                                                              EXECUTION ORIGINAL

     11.6 BIOTHERAPIES LIMITATION OF LIABILITY. Except as in association with BIOTHERAPIES' indemnification obligations under this Agreement, in no event shall BIOTHERAPIES be liable or responsible to GBI, its Affiliates and/or sublicensees, regardless of the form of action or theory of recovery, in association with this Agreement and/or the Licensed Technology, for any (a) indirect, special, exemplary, consequential, incidental or punitive damages, even if BIOTHERAPIES has been advised of the possibility of such damages; (b) lost profits, lost revenue, lost business expectancy, benefit of the bargain damages, business interruption losses or loss of data; or (c) direct damages in an amount in excess of all of the royalty fees paid to BIOTHERAPIES under this Agreement preceding the event giving rise to the claim against BIOTHERAPIES.

                                   ARTICLE XII

                                    INSURANCE

     Prior to any distribution of any Licensed Products or Licensed Technology and/or Improvements by GBI or any Affiliate, GBI shall purchase and maintain in effect a policy of product liability insurance. Prior to any distribution of any Licensed Products or Licensed Technology and/or Improvements by a sublicensee of GBI, GBI shall require that the sublicensee shall purchase and maintain in effect a policy of product liability insurance. Each such insurance policy shall provide reasonable coverage for all claims with respect to any Licensed Products or Licensed Technology and/or Improvements manufactured, sold, licensed or otherwise distributed by GBI and its Affiliates --- or, in the case of a sublicensee's policy, by said sublicensee --- and shall specify BIOTHERAPIES, its Affiliates, MICHIGAN, including its fellows, officers and employees, as an additional insured. GBI shall furnish certificates of such insurance to BIOTHERAPIES upon request.

                                  ARTICLE XIII

                                   TERMINATION

     13.1 TERMINATION BY BIOTHERAPIES. IF GBI SHALL:

          (a) fail to meet its funding obligation under Section 5.15 of the Purchase Agreement;

          (b) fail to make any royalty payment when due pursuant to Section 3.1, and such payment default shall not be cured within sixty (60) days from the date the royalty payment is due;

          (c) materially breach this Agreement;

          (d) fail to achieve aggregate Gross Sales of Licensed Technology and Additional Products hereunder and under the P&O License of $7,500,000 within twenty four (24) months of the date of this Agreement; or

          (e) fail to achieve aggregate Gross Sales of Licensed Technology and Additional Products hereunder and under the P&O License of $20,000,000 within thirty six (36) months of the date of this Agreement;

                                                              EXECUTION ORIGINAL

then BIOTHERAPIES shall have the right to declare this Agreement in default by written notice to GBI. GBI may cure such default if: (i) GBI rectifies the default condition, and (ii) pays a twenty percent (20%) penalty on any royalty or payments due to BIOTHERAPIES under this Agreement. If the default is not so cured within six (6) months of the date of the above described default notice, then, other then as provided below, this Agreement may be terminated at the option of BIOTHERAPIES by written notice to that effect. During the period between the event of a default described above and the expiration of the applicable cure period, GBI shall have the right to continue to sell and otherwise use the Licensed Technology, but shall not be permitted to assign or sublicense the Licensed Technology. Notwithstanding the provisions of this
Section 13.1 above, in case of an event default described in Subsection 13.1(d) or 13.1(e) above, GBI may, at its discretion, may pay to BIOTHERAPIES cash sufficient to satisfy the royalty obligation of GBI that would have accrued had GBI met the Gross Sales targets set forth in subsections. If GBI makes the royalty payments set forth in the previous sentence within six months of the date of the last royalty installment for the related initial Gross Sales milestone period would have been due, the event of default which would otherwise be deemed to have occurred under subsection 13.1(d) or 13.1(e) as applicable, shall be deemed cured and this Agreement shall continue in full force and effect for an additional period of 1 year after such cure payment has been made, at which point GBI will again be obligated to met the Gross Sales milestone specified in subsections 13.1(d) and 13.1(e).

     13.2 TERMINATION BY MICHIGAN. This Agreement shall terminate simultaneously with the termination of the Michigan License unless (i) BIOTHERAPIES agrees to assign this Agreement to Michigan with Michigan's prior express written consent, or (ii) Michigan and BIOTHERAPIES otherwise agree in writing to preserve the rights and obligations under this Agreement with GBI.

     13.3 TERMINATION BY GBI. GBI shall have the right to terminate this Agreement at any time by giving notice in writing to BIOTHERAPIES of its intent to do so at least sixty (60) days prior to a termination date designated in said notice.

     13.4 BANKRUPTCY. If, at any time, either party shall file in any court pursuant to any statute of any individual state or country, a petition in bankruptcy, insolvency or for reorganization or for an agreement among creditors or for the appointment of a receiver or trustee of the party or of its assets, or if either party proposes a written agreement of composition or extension of its debts, or if either party shall be served with an involuntary petition against it filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if either party shall make an assignment for the benefit of creditors, then, in the event of any of the above, the other party shall have the right to terminate this Agreement upon written notice to the other.

     13.5 GBI'S SUBLICENSES. In the event of any termination under this Article, GBI shall assign its rights under any further sublicense agreement hereunder to BIOTHERAPIES, and BIOTHERAPIES shall accept such sublicense, subject to Section
2.5 above. For the purposes of any such sublicensee assuming the position of GBI in the event of termination of this Agreement, the date of this Agreement for computation of obligations of the sublicensee shall be the date of this Agreement.

     13.6 TERM. Unless otherwise terminated as provided herein, this Agreement shall remain in full force and effect for twenty (20) years from the date of this Agreement.

                                                              EXECUTION ORIGINAL

     13.7 OBLIGATIONS UPON TERMINATION. Upon the expiration or termination of this Agreement for any reason: (a) all of GBI's license rights shall immediately cease and neither GBI, its Affiliates or sublicensees shall have any right to continue making, having made, using, selling and/or creating Improvements to the Licensed Technology; (b) GBI shall return to BIOTHERAPIES all Licensed Technology in its possession, and all copies thereof; (c) GBI shall pay to BIOTHERAPIES all royalties and other amounts that have accrued through the effective date of any such expiration and termination (and shall timely pay all royalties and other amounts accruing or discovered after the effective date of any such expiration and termination); (d) each party shall return the other party's Confidential Information (defined below), and all copies thereof; and
(e) except in the event of early termination by GBI pursuant to Section 13.3 or
Section 13.4, GBI shall provide and assign to BIOTHERAPIES all GBI Technology and Additional Products relating to the Licensed Technology, including all of GBI's rights, title and interests relating thereto.

     13.8 SURVIVAL. In addition to any provisions of this Agreement which specifically provide for survival, the following provisions shall survive any termination of this Agreement: Articles I, III, IV, VII, VIII, IX, XI, XIII, XIV, XV, XVI, XVII and XVIII.

                                   ARTICLE XIV

                                    OWNERSHIP

     14.1 MICHIGAN TECHNOLOGY. GBI acknowledges and agrees that Michigan has and shall retain all rights, title and interests, including all intellectual property rights, in and to all Michigan Technology. Nothing in this Agreement shall be deemed to transfer any such interests, in whole or in part, to GBI, except for the sublicense granted herein.

     14.2 BIOTHERAPIES TECHNOLOGY. GBI acknowledges and agrees that BIOTHERAPIES has and shall retain all rights, title and interests, including all intellectual property rights, in and to the Mammastatin Serum Assay, the Know How, the Improvements made by BIOTHERAPIES and all other materials provided by BIOTHERAPIES to GBI under this Agreement (collectively, the "BIOTHERAPIES Technology"). Nothing in this Agreement shall be deemed to transfer any such interests, in whole or in part, to GBI, except for the licenses granted herein.

     14.3 LLC TECHNOLOGY. The LLC shall have and retain all rights, title and interests, including all intellectual property rights, in and to all Improvements to the Licensed Technology made by the LLC prior to the date of this Agreement. The LLC's rights in the Improvements to the Licensed Technology are exclusive of Michigan's and BIOTHERAPIES' rights in their respective technology.

     14.4 GBI TECHNOLOGY. GBI shall have and retain all rights, title and interests, including all intellectual property rights, in and to all Licensed Products and/or Improvements to the Licensed Technology made by or on behalf of GBI during the term of this Agreement. GBI's rights in the Licensed Products and/or Improvements to the Licensed Technology are exclusive of Michigan's and BIOTHERAPIES' rights in their respective technology.

                                                              EXECUTION ORIGINAL

                                   ARTICLE XV

                                 CONFIDENTIALITY

     15.1 CONFIDENTIAL INFORMATION. During this Agreement, each party may have access to information that is considered confidential by the other. This information includes, but is not limited to, the Licensed Technology, technical know-how, technical specifications, software object code and source code, protocols, strategic business plans, results of testing, systems, financial information, product information, methods of operation, customer information, supplier information, and compilations of data ("Confidential Information").

     15.2 USE. Each party shall use the other party's Confidential Information only for the purposes of this Agreement. Each party shall maintain the confidentiality of the other party's Confidential Information in the same manner in which it protects its own Confidential Information of like kind, but in no event shall either party take less than reasonable precautions to prevent the unauthorized disclosure or use of the other party's Confidential Information.

     15.3 DISCLOSURE. Each party is permitted to disclose the other party's Confidential Information to its employees and contractors on a need to know basis only, PROVIDED, that such employees and contractors have written confidentiality obligations to that party no less stringent than those contained in this Agreement.

     15.4 EXCEPTIONS. The confidentiality provisions of this Agreement do not apply to information that is or becomes entirely in the public domain through no fault of the receiving party; was received lawfully from a third party through no breach of any obligation of confidentiality owed to the disclosing party; or created by a party independently of its access to or use of the other party's Confidential Information. In addition, nothing contained in this Agreement shall be construed to prevent GBI from complying with its disclosure obligations pursuant to U.S. securities laws.

     15.5 TERMINATION AND SURVIVAL. Upon termination or expiration of this Agreement, each party shall return the other party's Confidential Information and shall not use the other party's Confidential Information for its own, or any third party's, benefit. The provisions of this Section shall survive termination of this Agreement for so long as the Confidential Information remains confidential.

                                  ARTICLE XVI

                        NOTICES AND OTHER COMMUNICATIONS

     Any notice, request, instruction or other document to be given hereunder by any party to another party will be in writing and will be deemed given when delivered personally, upon receipt of a transmission confirmation (with a confirming copy sent by overnight courier) if sent by facsimile or like transmission, and on the next business day when sent by Federal Express, United Parcel Service, Express Mail, or other reputable overnight courier. All notices will be sent to the following addresses:

                                                              EXECUTION ORIGINAL

     If to GBI, then to:

          Genesis BioVentures, Inc.
          Suite 1A
          3033 King George Highway
          Surrey, British Columbia
          Canada  V4P 1B8
          Telephone No.: (604) 542-0820
          Facsimile No.: (604) 542-0821
          Attention: E. Greg McCartney, Chairman, President and
                     Chief Executive Officer

     with a copy to:

          Stradling Yocca Carlson & Rauth
          660 Newport Center Drive
          Newport Beach, California  92660
          Telephone No.: (949) 725-4000
          Facsimile No.: (949) 725-4100
          Attn: Peter D. Taylor, Esq.

     If to BIOTHERAPIES, then to:

          Biotherapies Incorporated
          5692 Plymouth Road
          Ann Arbor, Michigan  48105
          Telephone No.: (734) 996-9040
          Facsimile No.: (734) 996-9024
          Attention: Dr. Paul R. Ervin, Jr., Chief Executive Officer

     with a copy to:

          Bodman, Longley & Dahling LLP
          110 Miller, Suite 300
          Ann Arbor, Michigan  48104
          Telephone No.: (734) 930-0230
          Facsimile No.: (734) 930-2494
          Attn: Timothy Damschroder, Esq.

or to such other persons or addresses as may be designated in writing by the party to receive such notice. Nothing in this section will be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Agreement), which service will be effected as required by applicable law.

                                                              EXECUTION ORIGINAL

                                  ARTICLE XVII

                          REGISTRATION AND RECORDATION

     17.1 REGISTRATION. If the terms of this Agreement, or any assignment or license under this Agreement are or become such as to require that the Agreement or license or any part thereof be registered with or reported to a national or supranational agency of any area in which GBI, its Affiliates or sublicensees would do business, GBI will, at its expense, undertake such registration or report. Prompt notice and appropriate verification of the act of registration or report or any agency ruling resulting from it will be supplied by GBI to BIOTHERAPIES.

     17.2 RECORDATION. Any formal recordation of this Agreement or any license herein granted which is required by the law of any country, as a prerequisite to enforceability of the Agreement or license in the courts of any such country or for other reasons, shall also be carried out by GBI at its expense, and appropriately verified proof of recordation shall be promptly furnished to BIOTHERAPIES.

                                  ARTICLE XVIII

                                  MISCELLANEOUS

     18.1 WAIVER. Any waiver by a party of a right or remedy under this Agreement must be in writing and signed by that party to be effective. No waiver shall be implied by a failure of a party to enforce a right or remedy. It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

     18.2 ENTIRE AGREEMENT. This Agreement and all Exhibits hereto contain the entire understanding of the parties with respect to the subject matter contained herein, and replaces and supercedes all prior agreements, understandings and promises related thereto, including, without limitation, all licenses contained in the Operating Agreement.

     18.3 ATTORNEYS' FEES. In the event of a failure of performance due under the terms of this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party shall be entitled to reasonable attorney's fees in addition to costs and necessary disbursements.

     18.4 HEADINGS. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     18.5 AMENDMENTS. Neither this Agreement nor any term hereof may be changed or amended except through a writing signed by both parties.

     18.6 SEVERABILITY. In the event that any term, provision, or covenant of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that term will be curtailed, limited or deleted, but only to the extent necessary to remove such invalidity, illegality or unenforceability, and the remaining terms, provisions and covenants shall not in any way be affected or impaired thereby.

                                                              EXECUTION ORIGINAL

     18.7 COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts together constituting the same agreement.

     18.8 GOVERNING LAW. This Agreement and the relationships between the parties shall be governed in all respects by the law of the State of Michigan (notwithstanding any provisions governing conflict of laws under such Michigan law to the contrary), except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent has been granted.

     18.9 JURISDICTION AND FORUM. The parties hereby consent to the jurisdiction of the courts of the State of Michigan over any dispute concerning this Agreement or the relationship between the parties. Should GBI bring any claim, demand or other action against Michigan, its fellows, officers, employees or agents, arising out of this Agreement, the Michigan License and/or the Michigan Technology, GBI agrees to bring said action only in the Michigan Court of Claims.

         END OF AGREEMENT - SIGNATURE PAGE APPEARS ON NEXT PAGE.

                                                              EXECUTION ORIGINAL

SIGNATURE PAGE TO THE MAMMASTATIN SUBLICENSE AGREEMENT,
DATED NOVEMBER 30, 2001, BETWEEN BIOTHERAPIES INCORPORATED
AND GENESIS BIOVENTURES, INC.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                             GBI:

                             GENESIS BIOVENTURES, INC.

                             By: _______________________________________________
                                 E. Greg McCartney
                                 Chairman, President and Chief Executive Officer


                             BIOTHERAPIES:

                             BIOTHERAPIES INCORPORATED

                             By: _______________________________________________
                                 Dr. Paul R. Ervin, Jr.
                                 Chief Executive Officer

                                    EXHIBIT A

                               MAMMASTATIN LICENSE

                                    EXHIBIT B

                             MAMMASTATIN SERUM ASSAY

                     DESCRIPTION OF MAMMASTATIN SERUM ASSAY

The Mammastatin Serum Assay is a test to measure Mammastatin levels in the serum of healthy women and breast cancer patients. This assay has been performed in two different formats with different antibody formats.

The original Mammastatin Serum Assay was developed at the University of Michigan as an ELISA assay that used two anti-Mammastatin monoclonal antibodies, 3C6 and 6B8. The 6B8 antibody was typically used to coat 96 well microtiter plates. Coated plates were exposed to Mammastatin standard or patient samples. Unbound antibody was washed from the plate. The plate was blocked with non-specific protein and then exposed to a biotin labeled 3C6 antibody. The plates were washed to remove unbound antibody and were then incubated with alkaline phosphatase conjugated strept-avidin. This solution was removed from the plate and the plate was developed with a para-nitro-phenyl phosphate substrate and density was read by microtiter plate reader.

A later development by Biotherapies and the Mammastatin Research Institute was the development of a dot-blot assay to measure serum Mammastatin. For this assay protein samples (standard and patient samples) are drawn onto nitrocellulose by vacuum, typically in a 96 well format. The filter is then blocked with a non-specific protein and exposed to anti-Mammastatin monoclonal antibody 7G6. Filters are washed and exposed to anti-mouse antibody which is conjugated to alkaline phosphatase (second antibody). Filters are then washed and developed with Nitro-blue-tetrazolium substrate system. Intensity of signal is then interpreted visually or by scanning and digitizing the image.

An improvement that has been implemented by Biomedical Diagnostics LLC to this dot-blot assay is the use of a peroxidase conjugated second antibody and a DAB substrate system.

These are the currently investigated formats that constitute the Mammastatin diagnostic technology. Additional ELISA formats using different antibodies are an obvious planned improvement. Although the 6B8 antibody is not currently used for any Mammastatin detecting assays, the 6B8, 3C6 and 7G6 anti-Mammastatin monoclonal antibodies and the hybridomas that produce these antibodies are the intellectual property of the University of Michigan and are protected, along with diagnostic methods that use these antibodies, under US and foreign patents.